                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              HARSCO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

LOGO

NOTICE OF
1997 MEETING
AND PROXY
STATEMENT

LOGO

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

March 27, 1997

To Our Stockholders:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of your Company, which will be held on Wednesday, April 30, 1997, beginning at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania.

Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement which follow. We look forward to greeting as many of our stockholders as possible.

Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card, in the postage-paid envelope provided, in order that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in returning your executed Proxy promptly will be appreciated.

Sincerely,

/s/ D. C. Hathaway
---------------------
D. C. Hathaway
Chairman, President and Chief
Executive Officer

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Harsco Corporation will be held on Wednesday, April 30, 1997, at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania to consider and act upon the following matters:

   1. Election of three Directors to serve until the 2000 Annual Meeting of Stockholders, and until their successors are elected and qualified;

   2. Considering and voting upon the adoption of a proposed amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company which would increase the shares of Common Stock authorized for issuance from 70,000,000 to 150,000,000;

   3. Considering the adoption of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 1997; and

   4. Such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 6, 1997, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The polls will open at 9:30 a.m. on the date of the Annual Meeting and will close at approximately 10:15 a.m. Proxies will be accepted continuously from the time of mailing until the closing of the polls.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ Paul C. Coppock
--------------------
Paul C. Coppock
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary
March 27, 1997

                                PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors of Harsco Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company, to be held April 30, 1997, or at any adjournment or adjournments of such Annual Meeting.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 6, 1997. On the
record date, there were issued and outstanding             shares of the
Company's common stock, $1.25 par value (the "common stock"). This figure does
not include             shares reacquired and held by the Company as treasury
stock which will not be voted. All such shares are one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote by the holders of a plurality of the shares cast at the Annual Meeting will be required to act on the election of directors. The affirmative vote by the holders of a majority of the shares entitled to vote present in person or by proxy will be required to act on the adoption of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year. The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the company entitled to vote, will be required with respect to a proposed amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company. The affirmative vote by the holders of a majority of the shares entitled to vote present in person or by proxy will be required to act on all other matters to come before the Annual Meeting.

     In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. Such circumstances exist when a stockholder is present but specifically abstains from voting on a matter or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters ("broker non-votes"). In conformity with Delaware law, abstentions and broker non-votes will not be treated as votes cast with respect to election of directors, and therefore will not affect the outcome of such matter. With respect to the proposed amendment to the Certificate of Incorporation, a majority of the outstanding shares is required and therefore only affirmatives votes count toward that requirement. However, with respect to each other matter presented at the Annual Meeting, abstentions will be treated as negative votes on such matters, while broker non-votes will not be counted in determining the outcome.

     The shares of common stock represented by each properly executed proxy received by the Board of Directors will be voted at the Annual Meeting in accordance with the instructions specified therein. If no instructions are specified, such shares of common stock will be voted FOR the election of nominees for Directors, FOR the adoption of a proposed amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company and FOR the adoption of the appointment of Coopers & Lybrand L.L.P. as independent accountants. The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment. Any proxy may be revoked by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy.

     The principal executive offices of the Company are located at 350 Poplar Church Road, Wormleysburg, Pennsylvania (mailing address: P.O. Box 8888, Camp Hill, Pennsylvania 17001-8888). This Proxy Statement and accompanying Notice of Meeting and form of Proxy are first being mailed to stockholders on or about March 27, 1997.

ELECTION OF DIRECTORS

     The Company currently has eight Directors, of which three have a term of office which will expire with the forthcoming Annual Meeting. The Company's By-laws authorize the Board of Directors to fix the number of Directors from time to time, provided that such number will not be less than five nor more than twelve. In accordance with the By-laws, the Board of Directors has fixed the number of Directors at eight commencing with the forthcoming Annual Meeting.

     At the 1986 Annual Meeting of Stockholders, a Classified Board was adopted and elected by the Company's stockholders. Under this system, the Board of Directors is divided into three classes. One class is elected each year for a three-year term. The class whose term will expire at the 1997 Annual Meeting of Stockholders consists of three Directors. The stockholders are asked to vote FOR Messrs. Hathaway, Nation and Prater, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 2000 Annual Meeting of Stockholders and their respective successors have been elected and qualified. However, should any nominee become unavailable or prove unable to serve for any reason, Proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. No circumstance is presently known which would render any nominee named herein unavailable to serve.

     Each person named as a nominee for Director has advised the Company of his willingness to serve if elected. The information set forth below states the name of each nominee for Director and of each Director continuing in office, his age, a description of his present and previous positions, the year in which he first became a Director of the Company, his business experience, other directorships he holds and the Committees of the Board on which he serves.

     The Board of Directors met seven times during the fiscal year ended December 31, 1996.

                      NOMINEES FOR TERMS EXPIRING IN 2000

                                                                                  DIRECTOR
                                                                                  OF THE
                                           POSITION WITH THE COMPANY              COMPANY
       NAME             AGE              AND PRIOR BUSINESS EXPERIENCE            SINCE
-------------------------------------------------------------------------------
      Photo of          52      Chairman since April 1, 1994. President and       1991
  D. C. Hathaway                Chief Executive Officer since January 1, 1994.
                                Was President and Chief Operating Officer of
                                the Company from May 1, 1991 to January 1,
                                1994. Served as Senior Vice
                                President-Operations from 1986 to May 1991 and
                                as Group Vice President from 1984 to 1986.
                                Prior to 1984, was Chairman and Chief Execu-
                                tive Officer of Dartmouth Investments Limited
                                in the United Kingdom which was acquired by the
                                Company in 1979. Mr. Hathaway is a Director of
                                Dauphin Deposit Corporation, PP&L Resources,
                                Inc. and Pennsylvania Power & Light Company.
                                Chairman of the Executive Committee.

     Photo of           71      Former President of Penn Harris Company           1983
   R. F. Nation                 (hotel). Mr. Nation is also a Director of
                                Dauphin Deposit Corporation, and has been
                                involved in a variety of activities in
                                community, state and industrial areas.
                                Chairman of the Management Development and
                                Compensation Committee and member of the Execu-
                                tive Committee.

     Photo of           68      Retired President and Chief Executive Officer     1990
   N. H. Prater                 of Mobay Corporation. Mr. Prater is a Director
                                of Koppers Industries, Inc., Calgon Carbon
                                Corp. and Melamine Chemical Corp. He serves as
                                a trustee of the University of Pittsburgh,
                                Robert Morris College and as a member of the
                                International Advisory Board of Georgia
                                Institute of Technology.
                                Chairman of the Audit Committee; member of the
                                Management Development and Compensation Com-
                                mittee and the Executive Committee.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

                                                                                  DIRECTOR
                                                                                  OF THE
                                           POSITION WITH THE COMPANY              COMPANY
       NAME             AGE              AND PRIOR BUSINESS EXPERIENCE            SINCE
-------------------------------------------------------------------------------
      Photo of          68      Chairman of British Aerospace Holdings, Inc.;     1990
    R. L. Kirk                  former Chairman and Chief Executive Officer of
                                CSX Transportation Inc. Mr. Kirk served as
                                Chairman and Chief Executive Officer of
                                Allied-Signal Aerospace Company from 1986 to
                                1989. He was President and Chief Executive
                                Officer of LTV Aerospace and Defense Company
                                from 1977 until 1986. He is also a Director of
                                British Aerospace PLC of London, England and
                                First Aviation Services, Inc.
                                Member of the Nominating Committee.

      Photo of          61      Chairman of AMP Incorporated. Mr. Marley joined   1993
   J. E. Marley                 AMP Incorporated in 1963 and was appointed
                                Corporate Vice President, Operations in 1983.
                                He became the company's President in 1986 and
                                assumed the position of President and Chief
                                Operating Officer in 1990. He is a Director of
                                AMP Incorporated, and Armstrong World
                                Industries, Inc.
                                Member of the Management Development and Com-
                                pensation Committee.

       Photo of         52      President and Chief Operating Officer of          1995
    J. I. Scheiner              Benatec Associates, Inc. He was President of
                                Stoner Associates, Inc. from 1988 to 1991 and
                                Vice President of Huth Engineers from 1987 to
                                1988. Served as Secretary of Revenue for the
                                Commonwealth of Pennsylvania from 1983 to 1987,
                                and from 1979 to 1983, served as Deputy
                                Secretary for Administration, Pennsylvania
                                Department of Transportation. He is a Director
                                of Pennsylvania National Bank, is a member of
                                the Pennsylvania Chamber of Business and
                                Industry Board, and a Trustee of Harrisburg
                                Area Community College.
                                Member of the Audit Committee.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

                                                                                  DIRECTOR
                                                                                  OF THE
                                           POSITION WITH THE COMPANY              COMPANY
       NAME             AGE              AND PRIOR BUSINESS EXPERIENCE            SINCE
-------------------------------------------------------------------------------
     Photo of           53      Mr. Sordoni is Chairman of Sordoni Construction   1988
A. J. Sordoni, III              Services, Inc. (construction management) and
                                has been employed by that company since 1967.
                                Mr. Sordoni is the former Chairman and Director
                                of C-TEC Corporation (telecommunications) and
                                Mercom, Inc. (cable television) and a past
                                Director of Pennsylvania Gas and Water Co. and
                                United Penn Bank.
                                Member of the Audit Committee, the Management
                                Development and Compensation Committee and the
                                Nominating Committee.

     Photo of           53      President and Chief Executive Officer of the      1986
   R. C. Wilburn                Colonial Williamsburg Foundation. Former
                                President of Carnegie Institute and Carnegie
                                Library (educational and cultural complex)
                                located in Pittsburgh, Pennsylvania. From 1983
                                to 1984, Mr. Wilburn served as the Secretary of
                                Education for the Commonwealth of Pennsylvania.
                                From 1979 to 1983, Mr. Wilburn served as the
                                Secretary of Budget and Administration for the
                                Commonwealth of Pennsylvania. He is a Director
                                of Crestar Bank.
                                Chairman of the Nominating Committee; member of
                                the Audit Committee and Executive Committee.

SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 6, 1997, information with respect to the economic and beneficial ownership of the Company's outstanding voting securities by (a) each Director (b) the Company's chief executive officer and the Company's four most highly compensated executive officers (the "Named Executives") and (c) all Directors and executive officers as a group. All of the Company's outstanding voting securities are common stock.

                                        NUMBER OF           NUMBER OF                NUMBER OF
                   NAME                 SHARES(1)     EXERCISABLE OPTIONS(2)     STOCK EQUIVALENTS
    ----------------------------------  ---------     ----------------------     -----------------
    L. A. Campanaro...................    31,335               52,902                  20,555(5)
    P. C. Coppock.....................    43,823(3)            56,990                  20,442(5)
    W. D. Etzweiler...................    51,332               20,000                  21,262(5)
    S. D. Fazzolari...................     9,745               20,730                   8,037(5)
    D. C. Hathaway....................    76,090               45,000                  51,451(5)
    R. L. Kirk........................     5,242               12,000                   1,165(6)
    J. E. Marley......................       500                8,000                   2,780(6)
    R. F. Nation......................    24,000               12,000                   2,635(6)
    N. H. Prater......................     2,000                4,000                   1,478(6)
    J. I. Scheiner....................     3,026                4,000                      80(6)
    A. J. Sordoni, III................    37,000(4)            16,000                     -0-
    R. C. Wilburn.....................       800               14,000                     -0-
    All Directors and Executive
      Officers as a Group (12 persons
      in total, including those listed
      above)..........................   284,893              265,622                 129,885

------------
(1) Includes for executive officers, restricted shares issued under the 1995 Executive Incentive Compensation Plan, which have voting power and some of which are subject to forfeiture under certain circumstances. Also includes in the case of Messrs. Campanaro, Coppock, Etzweiler, Fazzolari, Hathaway, and all Directors and executive officers as a group, 11,676 shares, 9,507 shares, 18,091 shares, 6,680 shares, 17,545 shares and 63,499 shares, respectively, pursuant to the Company's Savings Plan in respect of which such persons have shared voting power.

(2) Represents all stock options exercisable within 60 days of March 6, 1997 awarded under the 1986 Stock Option Plan, the 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors' Stock Plan. Unexercised stock options have no voting power.

(3) Includes 11,624 shares owned by his wife as to which Mr. Coppock disclaims beneficial ownership.

(4) Includes 13,000 shares owned by his wife and children to which Mr. Sordoni disclaims beneficial ownership.

(5) Includes stock options not exercisable within 60 days of March 6, 1997 and non-voting phantom shares held under the Supplemental Retirement Benefit Plan which will ultimately be paid out in cash based upon the value of the shares at the time of the payout.

(6) Certain Directors have elected to receive compensation in the form of credits for non-voting phantom shares under the terms of the Company's Deferred Compensation Plan for Non-Employee Directors. These amounts will ultimately be paid out in cash based upon the value of the shares at the time of payout.

     Except as otherwise stated, each individual has sole voting and investment power over the shares set forth opposite his name. As of March 6, 1997, the Directors and executive officers of the Company as a group beneficially owned less than 1% of the Company's outstanding common stock. No Director or executive officer beneficially owned as much as 1% of the outstanding common stock.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNER

     Based on information contained in Schedule 13G filed with the Securities and Exchange Commission with respect to beneficial ownership at December 31, 1996, as of March 6, 1997, except as set forth below, no persons or group was known by the Board of Directors to own beneficially more than 5% of the outstanding voting securities of the Company.

                                         NAME                         AMOUNT
                                     AND ADDRESS                  AND NATURE OF
        TITLE OF                    OF BENEFICIAL                   BENEFICIAL           PERCENT
         CLASS                          OWNER                       OWNERSHIP            OF CLASS
------------------------    ------------------------------    ----------------------     --------
Common..................    FMR Corp.                         2,113,700                    8.53
                            82 Devonshire Street              Sole Voting Power for
                            Boston, MA 02109                  219,900 shares and
                                                              Sole Dispositive Power
                                                              for 2,113,700 shares

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development & Compensation Committee ("Compensation Committee"), a Committee of the Board of Directors composed of the non-employee Directors listed below this Report. The Company considers all of the members of the Compensation Committee to be independent and none of these Directors have any interlocking or other relationships with the Company that are subject to disclosure under the Securities and Exchange Commission rules relating to proxy statements. All decisions of the Compensation Committee relating to the salaries and grade levels of the Company's Executive Officers are approved by the full Board.

     Set forth below is a report prepared by the members of the Compensation Committee whose names appear below this report, addressing the Company's compensation policies for 1996 as they affected the Company's executive officers, including the Named Executives.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Compensation Committee's executive compensation policies are designed to:

     - Provide incentives for achievement of the Company's annual and long-term performance goals;

     - Reinforce the common interest of management and the shareholders in enhancing shareholder value;

     - Reward individual initiative and achievement;

     - Provide levels of compensation that are fair, reasonable and competitive with comparable industrial companies; and

     - Attract and retain qualified executives who are critical to the Company's long-term success.

     At the 1995 Annual Meeting of Stockholders, the Board of Directors proposed, and the shareholders overwhelmingly approved the 1995 Executive Incentive Compensation Plan which the Board believes has provided an improved basis for achieving these goals. The current compensation program is applicable to all corporate and divisional officers of the Company and is composed primarily of:

     - Salary based upon grade levels that reflect the degree of responsibility associated with the executive's position and the executive's past achievement;

     - Annual incentive compensation awarded under the 1995 Executive Incentive Compensation Plan paid 60% in cash and 40% in the form of restricted shares of Harsco Common Stock, based upon achievement of specific financial objectives (return on capital, earnings per share, cash flow provided by operations and sales growth) and strategic goals established for the relevant business unit;

     - Stock option grants under the 1995 Executive Incentive Compensation Plan made annually by the Compensation Committee on the basis of the Committee's evaluation of each unit's strategic planning and implementation at its discretion with exercise prices equal to the market price at the date of grant; and

     - Various retirement and other benefits commonly found in similar companies.

     The Compensation Committee believes that the Company benefits from a broad based executive compensation program that extends the program's incentives to approximately 56 division officers in addition to the five executive officers and four other corporate officers. However, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity should be based on performance incentives and a lesser portion on salary, causing greater variability in the individual's total compensation from year to year. This is achieved under the Company's current 1995 Executive Incentive Compensation Plan by using the executive's numeric grade level and annual salary as multipliers along with the proportion of target achievement when computing annual incentive compensation awards.

     The Compensation Committee also believes that as executives rise to positions that can have a greater impact on the Company's performance, the compensation program should place more emphasis on the value of the common stock. This objective is met by paying a portion of the annual incentive compensation in restricted shares of the Company's common stock, and granting stock options for the Company's common stock. Under the 1995 Harsco Executive Incentive Compensation Plan and the related Authorization, Terms and Conditions of the Annual Incentive Awards, 60% of a participant's annual incentive compensation award is paid in cash with the remaining 40% paid in the form of a grant of restricted shares of Harsco common stock. Each participant is given the opportunity to elect to receive the annual incentive compensation award all in cash, subject to a 25% reduction in the total award amount. The restricted shares are nontransferable by the officer for a period of three years from date of grant (but during the first two years of the new Plan, one-half of each award will be restricted for only one year). Furthermore, the restricted stock is subject to forfeiture by the officer during the applicable restricted period in the event of the executive's termination for reasons other than:

     - normal retirement

     - death

     - full and permanent disability; or

     - involuntary termination other than termination for cause as defined in the Plan.

     The Committee has the authority to accelerate the expiration of the restriction and forfeiture provisions in its discretion. With respect to incentive stock options, the quantity granted to an individual in any year is based upon the executive's grade level and the strategic planning and implementation performance of the respective business unit. The Company has not reset the exercise price on any existing stock options in the past and, as a matter of sound compensation policy, does not foresee doing so in the future.

     On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law, making significant revisions to the United States tax laws. This Act added a new provision in Section 162(m) of the Internal Revenue Code that beginning in 1994, limits the deductibility of executive compensation for individuals in excess of $1 million per year paid by publicly traded corporations to the chief executive officer and the four other executives named in the compensation table of the Proxy Statement. The Company has determined that given the rates of compensation currently in effect and the exemption under Internal Revenue Service regulations applicable to income derived from stock options granted under the Harsco 1986 Stock Option Plan or the 1995 Executive Incentive Compensation Plan, and the exemption applicable to the performance based incentive compensation bonuses under the 1995 Executive Incentive Compensation Plan, the Company should not be exposed to any nondeductibility of executive compensation expense under Section 162(m) in the 1997 tax year. In 1995, the Company obtained shareholder approval of the 1995 Executive Incentive Compensation Plan, which was designed to preserve the deductibility to the extent possible, of any such executive compensation subject to Section 162(m) in the future.

RELATIONSHIP OF PERFORMANCE TO COMPENSATION

     The Company currently ties executive pay to corporate performance primarily through the 1995 Executive Incentive Compensation Plan awards that are based upon achievement of objectives adopted by the Compensation Committee, and stock option grants which only provide realizable compensation through increases in the stock price.

  Incentive Compensation Plan

     The opportunity for compensation under the 1995 Executive Incentive Compensation Plan in effect for 1996 was dependent upon meeting the four financial objectives and the specific strategic objectives established by the Compensation Committee prior to the beginning of the plan year, for the appropriate business unit. Under the 1995 Executive Incentive Compensation Plan, 80% of the total possible award is based on achievement of financial objectives established by the Compensation Committee each year, and 20% is based on attainment of strategic goals. The financial goals for 1996 were based upon performance improvement in return on capital, earnings per share, cash flow provided by operations, and sales growth.

     No award will be made for achievement of only the minimum target, but awards will begin to be earned as performance in each of the designated objective categories rises above the minimum. Achieving target levels of performance in all objectives results in an award that is 67% of the award for achieving the maximum level of performance against all objectives, and the award will continue to rise correspondingly as the achieved results approach the maximum financial and strategic objective performance levels set by the Compensation Committee.

     The Compensation Committee establishes minimum, target and maximum financial objectives for the corporate office and each division for that year, which will constitute 80% of the annual bonus criteria. The corporate officer financial objectives for minimum, target and maximum achievement are established based upon a consolidation of the goals for the eight operating divisions. Thus, the incentive compensation awards of the corporate officers are closely related to the overall performance of the divisions against their goals. The strategic goals which constitute the other 20% of the evaluation criteria under the current 1995 Executive Incentive Compensation Plan are established by the Compensation Committee and are assigned various weights. The strategic goals set for each business unit in 1996 involved achievement of various objectives important to the profitable growth of the particular Harsco operating division in such areas as safety, gross profit margin improvement, accounts receivable, new product introduction and information technology system upgrades. The corporate officer awards are then dependent on the degree of achievement based upon the average attainment of strategic goals by the eight operating divisions. As previously discussed, 60% of an executive participant's annual incentive compensation award is paid in cash with the remaining 40% paid in the form of restricted shares of Harsco common stock subject to the participant's opportunity to elect to receive the award all in cash with a 25% reduction in the total award.

     The executive officers attained 60.7% of maximum achievement with respect to the combined strategic goals. The Company's record financial performance yielded an achievement factor of 93.0% for 1996 for the financial goals. The combined achievement on strategic and financial goals resulted in each of the executive officers earning 86.5% of the maximum annual incentive compensation for 1996.

  Stock Options

     As shown in the table that follows, the Compensation Committee granted stock options to the executive officers on January 23, 1996 under the 1995 Executive Incentive Compensation Plan with an exercise price of $58.94 per share, which was the market price on the date of grant. This Plan was approved by the stockholders in 1995 and was used to make grants to other corporate and division officers as well as the executive officers. The number of options granted to each executive was determined by grade level. Thus, the Chairman, President and Chief Executive Officer, Mr. Hathaway, who has the highest grade level, received the largest award. Following shareholder approval in April 1995 of the 1995 Executive Incentive Compensation Plan, all subsequent stock options to officers are being granted under that Plan. The number of options granted to each officer under the 1995 Plan is determined by grade level and the committee's evaluation of the unit's and individual's strategic planning performance. The absolute maximum stock option award as provided in the 1995 Plan is 25,000 (50,000 post-split) shares for any single participant in a calendar year.

     The guidelines for the maximum number of options granted for each grade level were established in 1995 based upon a recommendation from Towers Perrin, a compensation consulting firm, and that firm's survey of the long-term incentive compensation practices of 130 major United States companies. In determining the January 23, 1996 grants, the Committee considered the number of options previously granted to participants under the 1986 Stock Option Plan and the 1995 Plan, and the aggregate number that would be outstanding upon approval of the 1996 grants.

  Salaries

     The Compensation Committee made its regular annual review of salaries of all corporate and division officers, including the Named Executives, at its November 13, 1995 Committee meeting, and recommended salary increases which the Board then approved for implementation on January 1, 1996.

     Each year, the Compensation Committee establishes executive salary budgets for corporate and division officers based upon survey data provided by a number of major consulting firms. For 1996, the Committee approved a budget for salary increases which was within the range of planned salary budgets indicated by the various surveys. The Committee then adjusts the salary of each officer based upon the available salary budget, the performance of each executive officer, comparison to other internal salaries and the Company's salary range structure for various grade levels. The salary range structure for various grade levels is also revised from time to time based upon industry survey data provided by a number of major consulting firms. The last adjustment to the salary range structure was made in 1994. The various industry compensation surveys considered by the Committee are generally broad based surveys of companies selected by the consulting firms which are not limited to the companies within the Dow Jones Industrial-Diversified Index referenced elsewhere in the Proxy Statement, though some of those companies may have been included in the surveys.

     In 1994, the Committee requested an analysis of competitive compensation levels and total direct compensation (defined as base salary, annual incentives and long-term incentives in the form of cash and stock option awards) to be performed by an outside consultant. Towers Perrin was selected, and the results of two detailed studies were provided to the Committee for its review and use in adjusting the salary of each officer as one of the elements in a total compensation package. The salary increases effective January 1, 1996 were based upon those surveys and a 1995 survey provided by Hewitt Associates L.L.C. The salary for the Chief Executive Officer was substantially below the survey median. The compensation for the executive officers was below the survey median.

     In preparation for future compensation adjustments, the Committee intends to periodically review similar detailed survey data. In general, the Committee strives to maintain total compensation packages which range from moderately below to moderately above the industry medians.

  Other Compensation Plans

     The Company has certain other broad based employee benefit plans in which the executive officers participate on the same terms as non-executive employees, including health insurance, the Savings Plan and the term life insurance benefit equal to two times the individual's salary. In addition, the executive officers participate in the Supplemental Retirement Benefit Plan ("Basic Supplemental Plan") as described in the section "Retirement Plans".

THE CHIEF EXECUTIVE OFFICER'S 1996 COMPENSATION

     The incentive plan cash and restricted stock compensation, stock options, and salary awarded or paid to Mr. Hathaway with respect to 1996 are discussed above in this Report with respect to amounts, and the factors considered by the Compensation Committee. Of the total $960,549 in cash compensation paid to Mr. Hathaway in 1996 as reflected in the Summary Compensation Table, 58.36% was dependent upon achieving performance objectives under the 1995 Executive Incentive Compensation Plan. This is consistent with the Compensation Committee's view that those executives most able to affect the performance of the Company should have a significant portion of their potential total compensation opportunity at risk based upon Company performance. Those Company performance objectives are composed of financial and strategic objectives. The Compensation Committee believes that attainment of specific, measurable financial and strategic goals is an important determinant of total return to stockholders over the long-term and has the advantage of not being subject to the period to period vagaries of the common stock price. However, the Compensation Committee also believes that the Chief Executive Officer and other officers should share in the gains or losses of common stock value experienced by the stockholders in order to reinforce the alignment of their respective interests. Therefore, the Compensation Committee utilizes stock option grants and incentive compensation in the form of restricted shares of Harsco Common Stock as important components of compensation. The Compensation Committee believes that the combined effect of these compensation elements is to establish strong incentives to achieve results which will provide stockholders with the investment returns that they seek.

     In summary, the Committee believes that the total compensation program implemented in 1995 achieves the objective of providing meaningful and appropriate rewards, recognizing both current performance contributions and the attainment of long-term strategic business goals of critical importance to the future growth of Harsco Corporation.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS:

R. F. Nation, Chairman
J. E. Marley
N. H. Prater
A. J. Sordoni, III

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation awarded to, earned by or paid to the Named Executives for services rendered to the Company in all capacities during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                              ----------------------------------
                                                                       AWARDS
                                                              ------------------------
                                    ANNUAL COMPENSATION                     SECURITIES
                               -----------------------------                UNDERLYING   PAYOUTS
                                                     OTHER    RESTRICTED     OPTIONS     -------     ALL OTHER
       NAME AND                                     ANNUAL       STOCK        (POST-      LTIP        COMPEN-
      PRINCIPAL                SALARY              COMPENSA-   AWARD(S)       SPLIT)     PAYOUTS      SATION
       POSITION        YEAR      ($)     BONUS($)   TION($)     ($)(1)        (#)(2)       ($)        ($)(3)
---------------------- ----    -------   -------   ---------  -----------   ----------   -------     ---------
D.C. Hathaway......... 1996    400,000   336,312                224,237         30,000       -0-        22,731
  Chairman,            1995    400,000   357,696         --     238,464         30,000   154,980        27,819
  President & Chief    1994    350,000   159,705         --          --         15,560   212,625        10,500
  Executive Officer

L.A. Campanaro........ 1996    244,900   175,402                116,938         20,000       -0-        12,537
  Senior Vice          1995    227,100   172,996         --     115,330         20,000    79,916(4)     14,970
  President & Chief    1994    211,867    82,352         --          --         13,240   109,641        12,199
  Financial Officer

P.C. Coppock.......... 1996    208,000   148,974                 99,328         20,000       -0-        10,811
  Senior Vice          1995    200,000   152,352         --     101,568         20,000    67,896(4)     12,930
  President, Chief     1994    180,000    69,966         --          --         13,240    93,150         9,067
  Administrative
  Officer, General
  Counsel & Secretary

W.D. Etzweiler........ 1996    244,900   175,402                116,938         20,000       -0-        12,537
  Senior Vice          1995    227,100   172,996         --     115,330         20,000    79,916(4)     14,970
  President & Chief    1994    211,867    82,352         --          --         13,240   109,641        12,352
  Operating Officer

S.D. Fazzolari........ 1996    122,800    65,008                 43,362          8,000       -0-         5,679
  Vice President &     1995    118,100    66,495                 44,330          8,000    29,952         6,203
  Controller           1994    110,000    31,603                     --          5,400    27,109         4,542

---------------

(1) Represents 40% share of total annual incentive compensation award under the terms of the 1995 Executive Incentive Compensation Plan. One-half of the stock granted has a one year restriction from the date of grant and the remaining one-half of the stock has a three year restriction from the date of the grant. During the period of restriction, the restricted shares can be voted and dividends will be reinvested. The dividend reinvestment shares will be restricted for the same period as the underlying shares. The aggregate holdings of restricted shares (post-split) and market value as of December 31, 1996, for the Named Executives is as follows: Mr.
    Hathaway -- 11,117 shares with a value of $378,673; Mr. Campanaro -- 3,592 shares with a value of $122,353; Mr. Coppock -- 6,283 shares with a value of $214,015; Mr. Etzweiler -- 5,230 shares with a value of $178,147, and Mr. Fazzolari -- 1,382 shares with a value of $47,074. The post-split market value at December 31, 1996, was $34.0625 per share which represents the average of the high and low price on that date. Dividends on restricted holdings are paid at the normal common stock rate. Of the aggregate restricted shares held, restrictions lapsed on February 22, 1997 for the Named Executives as follows: Mr. Hathaway -- 1,856.23 shares; Mr.
    Campanaro -- 898.6041 shares; Mr. Coppock -- 790.7308 shares; Mr.
    Etzweiler -- 898.6041 shares and Mr. Fazzolari -- 346.0083 shares. These shares were issued on February 22, 1996.

(2) Represents stock options granted in the respective years stated in post-split terms. The Company granted these options, relating to shares of its common stock, to employees, including executive officers, of the Company under its 1986 Stock Option Plan and 1995 Executive Incentive Compensation Plan (together, the "Plans"). The Company's Plans authorize the Compensation Committee to grant stock options as well as stock appreciation rights to certain officers and employees who in the discretion of the Compensation Committee significantly impact upon the profitability of the Company. Options granted during a particular year are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the grant. The exercise price per share of options granted under the Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant.

(3) For the respective years, represents Company Savings Plan contributions and certain Supplemental Retirement Benefit Plan contributions made on behalf of the Named Executives. The Company maintains the Harsco Corporation Savings Plan which includes the "Salary Reduction" feature afforded by Section 401(k) of the Internal Revenue Code. Eligible employees may authorize the Company to contribute from 1% to 16% of their pre-tax compensation to the Savings Plan. The Company makes monthly contributions for the purchase of common stock of the Company for the account of each participating employee equal to 50% of such employee's first 1% to 6% contribution.

    The Company also maintains the Harsco Corporation Supplemental Retirement Benefit Plan (described under "Retirement Plans"). If the IRS-imposed limitations on 401(k) savings plan contributions are reached, participating Named Executives, upon retirement or other termination of employment, receive in cash under this Plan the amount of Company matching contributions to the Savings Plan that were disallowed for the account of the Named Executive by operation of the IRS-imposed limitations, including adjustments for changes in the market value of Company common stock that would have been purchased by the Company matching contributions and dividends that would have been payable on such Company common stock.

(4) Represents the payout of accrued long-term incentive compensation awards earned in prior years under the 1986 Incentive Compensation Plan as a result of termination of that Plan. Payments are for amounts accrued for the incomplete three year Plan period ending in 1995 (relating to performance in years 1993 and 1994) and the incomplete three year Plan period ending in 1996 (relating to performance in 1994). Payments were approved in April 1995 by the stockholders at the Annual Meeting of Stockholders in connection with the adoption of the 1995 Executive Incentive Compensation Plan and were made in May 1995.

                                 STOCK OPTIONS

     The following table contains information concerning the number of stock options granted to each Named Executive under the Company's 1995 Executive Incentive Compensation Plan during the last fiscal year.

                             OPTION GRANTS IN 1996

                                                           INDIVIDUAL GRANTS
                                          ----------------------------------------------------
                                                           % OF
                                                           TOTAL
                                           SECURITIES     OPTIONS
                                           UNDERLYING     GRANTED      EXERCISE
                                            OPTIONS         TO         OF BASE
                                            GRANTED      EMPLOYEES      PRICE
                                          (POST-SPLIT)   IN FISCAL   (POST-SPLIT)   EXPIRATION   GRANT DATE PRESENT
                  NAME                       (#)(1)        YEAR         ($/SH)         DATE         VALUE($)(2)
----------------------------------------  ------------   ---------   ------------   ----------   ------------------
D. C. Hathaway --                            30,000         10.1         29.47        1/22/06          136,350
  Chairman, President & Chief Executive
    Officer
L. A. Campanaro --                           20,000          6.7         29.47        1/22/06           90,900
  Senior Vice President & Chief
    Financial Officer
P. C. Coppock --                             20,000          6.7         29.47        1/22/06           90,900
  Senior Vice President, Chief
    Administrative Officer, General
    Counsel & Secretary
W. D. Etzweiler --                           20,000          6.7         29.47        1/22/06           90,900
  Senior Vice President & Chief
    Operating Officer
S. D. Fazzolari --                            8,000          2.7         29.47        1/22/06           36,360
  Vice President & Controller

---------------

(1) The Company granted these options, relating to shares of its common stock, to employees, including executive officers, of the Company under its 1995 Executive Incentive Compensation Plan. The Company's 1995 Executive Incentive Compensation Plan authorizes the Compensation Committee to grant stock options to purchase common stock, as well as stock appreciation rights to certain officers and employees who in the discretion of the Compensation Committee significantly impact the profitability of the Company. Options granted during a particular year are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the grant. The exercise price per share of options granted under the 1995 Executive Incentive Compensation Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant. There were no stock appreciation rights granted in 1996.

(2) The fair value of the options granted during 1996 is estimated on the date of grant using the binomial option pricing model. This estimate has been developed for purposes of comparative disclosure and does not necessarily reflect the Company's view of the value of the option. This estimated value has been determined based upon the terms of the option grant, the stock price performance history and the Company's experience that its options, on average, are exercised within four years of grant. Other assumptions are:
    16% expected stock volatility, 5.14% risk free interest rate, a $0.76 dividend and a 5% rate of dividend increase.

                         OPTION EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of options during fiscal year 1996 and unexercised options at December 31, 1996.

                      AGGREGATED OPTION EXERCISES IN 1996
                   AND OPTION VALUES AT 12/31/96 (POST-SPLIT)

                                        SHARES               NUMBER OF SECURITIES
                                       ACQUIRED             UNDERLYING UNEXERCISED
                                          ON      VALUE           OPTIONS AT
                                       EXERCISE  REALIZED      12/31/96 (#)(2)
                NAME                     (#)      ($)(1)  --------------------------
-------------------------------------  --------  --------
                                                          EXERCISABLE
                                                          -----------
                                                                                         VALUE OF UNEXERCISED
                                                                                             IN-THE-MONEY
                                                                                              OPTIONS AT
                                                                                           12/31/96 ($)(3)
                                                                                      --------------------------
                                                                       UNEXERCISABLE               UNEXERCISABLE
                                                                       -------------  EXERCISABLE  -------------
                                                                                      -----------
D. C. Hathaway --
  Chairman, President & Chief
  Executive Officer..................     6,272   107,784    60,748        30,000       770,326       137,775
L. A. Campanaro --
  Senior Vice President & Chief
  Financial Officer..................     7,770   117,282    42,732        20,000       538,250        91,850
Paul C. Coppock --
  Senior Vice President, Chief
  Administrative Officer, General
  Counsel & Secretary................     6,504   117,007    47,972        20,000       639,147        91,850
W. D. Etzweiler --
  Senior Vice President & Chief
  Operating Officer..................    42,305   475,949       -0-        20,000           -0-        91,850
S. D. Fazzolari --
  Vice President & Controller........     5,148    67,112    13,400         8,000       166,163        36,740

---------------

(1) Represents the difference between the exercise (strike) and market price of each stock option on the date of exercise.

(2) Options granted during a particular year are not exercisable for twelve months following the date of grant unless a change in control of the Company occurs or the Compensation Committee expressly authorizes earlier exercisability.

(3) Represents the difference between the exercise (strike) and market price multiplied by the number of in-the-money unexercised options contained in the respective category. Average post-split market price at December 31, 1996 was $34.0625 per share. Options are in-the-money when the market price of the underlying securities exceeds the exercise price. No Named Executive exercised any stock appreciation right during 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers to send reports of their ownership of Harsco Corporation stock and changes in ownership to the Securities and Exchange Commission (the "SEC"), The New York Stock Exchange, Inc. and The Pacific Stock Exchange, Inc. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. One report for one transaction in 1996 was filed late by Mr. Robert Kirk, a director of the Company.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total stockholder return (assuming the reinvestment of dividends) on the Company's common stock against the cumulative total return of the Standard & Poor's MidCap 400 Index and the Dow Jones Industrial-Diversified Index for the past five years. The graph assumes an initial investment of $100 on December 31, 1991 in the Company's common stock or in the underlying securities which comprise each of those market indices. The information contained in the graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

          AMONG HARSCO CORPORATION, S&P MIDCAP 400 INDEX AND DOW JONES
                        INDUSTRIAL-DIVERSIFIED INDEX(1)
                         FISCAL YEAR ENDING DECEMBER 31
---------------

(1) Peer companies included in the Dow Jones Industrial-Diversified Index are:
     Allied-Signal Inc., Cooper Industries Inc., Crane Company, Danaher Corporation, Dexter Corporation, Dover Corporation, FMC Corporation, Global Industrial Technologies Inc., Illinois Tool Works, Inc., Ingersoll-Rand Company, National Service Industries, Inc., Parker Hannifin Corporation, PPG Industries Inc., Raychem Corporation, Stanley Works, Tenneco, Inc., Trinova Corporation and Tyco International Ltd.

RETIREMENT PLANS

     The Company provides retirement benefits for each officer under the Supplemental Retirement Benefit Plan ("Supplemental Plan"). All executive officers are covered by the Supplemental Plan. All executive officers are also covered by the qualified pension plan. Each plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed. Early retirement benefits commencing prior to age 65 are reduced. The Supplemental Plan also provides for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The Supplemental Plan contains a provision providing for a preretirement death benefit payable in a monthly benefit to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plan also includes provisions which fully vest participants upon termination of employment following a "change in control" of the Company as defined in the Supplemental Plans.

     Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the Supplemental Plan is equal to a total of .8% of final average compensation up to the "Social Security Covered Compensation" as defined in the Supplemental Plan plus 1.6% of the final average compensation in excess of the "Social Security Covered Compensation" multiplied by up to 33 years of service, reduced by the benefits under the qualified plan. Final average compensation is defined as the aggregate compensation (base salary plus nondiscretionary incentive compensation) for the 60 highest consecutive out of the last 120 months prior to date of retirement or termination of employment for any reason prior to normal retirement date.

     The following table shows estimated total annual pension benefits payable to the executive officers of the Company under the qualified Supplemental Plan, including the Named Executives upon retirement at age 65, in various remuneration and year-of-service classifications, assuming the total pension benefit was payable as a straight life annuity guaranteed for ten years and retirement took place on January 1, 1997.

                               PENSION PLAN TABLE

                                                                        YEARS OF SERVICE
                                               -------------------------------------------------------------------
REMUNERATION(1)                                  10          15          20          25          30          35*
---------------------------------------------  -------     -------     -------     -------     -------     -------
   100,000...................................   13,656      20,484      27,311      34,139      40,967      45,064
   200,000...................................   29,656      44,484      59,311      74,139      88,967      97,864
   300,000...................................   45,656      68,484      91,311     114,139     136,967     150,664
   400,000...................................   61,656      92,484     123,311     154,139     184,967     203,464
   500,000...................................   77,656     116,484     155,311     194,139     232,967     256,264
   600,000...................................   93,656     140,484     187,311     234,139     280,967     309,064
   700,000...................................  109,656     164,484     219,311     274,139     328,967     361,864
   800,000...................................  125,656     188,484     251,311     314,139     376,967     414,664
   900,000...................................  141,656     212,484     283,311     354,139     424,967     467,464
 1,000,000...................................  157,656     236,484     315,311     394,139     472,967     520,264

---------------

  *  The Supplemental Plan has a 33 year service maximum.

(1) Final average compensation for the Named Executives as of the end of the last calendar year is: Mr. Hathaway: $737,632; Mr. Campanaro: $377,579; Mr. Coppock: $346,925; Mr. Etzweiler: 429,547 and Mr. Fazzolari: $157,283. The estimated years of service for each Named Executive are as follows:
     Mr. Hathaway: 30.5 years; Mr. Campanaro: 16.5 years; Mr. Coppock: 15.5 years; Mr. Etzweiler: 30.5 years, and Mr. Fazzolari: 16.5 years.

     The Company does not provide retiree medical benefits to its executive officers.

EMPLOYMENT AGREEMENTS WITH OFFICERS OF THE COMPANY

     On September 25, 1989, the Board of Directors authorized the Company to enter into employment agreements with certain officers, including Messrs. Hathaway, Campanaro, Coppock and Etzweiler (the "Agreements"), pursuant to which authorization, the Company entered into individual Agreements with certain officers.

     The Agreements are designed as an inducement to retain the services of the officers and provide for continuity of management during the course of any threatened or attempted change in control of the Company. The Agreements are also intended to ensure that if a possible change in control should arise and the officer should be involved in deliberations or negotiations in connection with the possible change in control, the officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in the best interest of the Company and its stockholders without concern for his position or financial well-being. Should a change in control occur, the Agreements provide for continuity of management following the change by imposing certain obligations of continued employment on the officers.

     Under the Agreements, the Company and the officers agree that in the event of a change in control, such officer will remain in the Company's employ for a period of three years from the date of the change in control (or to such officer's normal retirement date, if earlier), subject to such officer's right to resign during a thirty-day period commencing one year from the date of the change in control or for good reason, as defined in the Agreements. If such officer's employment terminates within three years after a change in control for any reason other than cause as defined in the Agreements, resignation without good reason as defined in the Agreements, or disability or death, such officer will be paid a lump sum amount equal to such officer's average annual gross income reported on Form W-2 for the most recent five taxable years prior to the change in control, multiplied by the lesser of 2.99 or the number of whole and fractional years left to such executive officer's normal retirement date, plus interest. The payment may be subject to reduction to avoid adverse tax consequences.

     For purposes of the Agreements, a "change in control" would be deemed to have occurred if (i) any person or group acquires 20% or more of the Company's issued and outstanding shares of common stock; (ii) the members of the Board as of the date of the Agreements (the "Incumbent Board") including any person subsequently becoming a Director whose election, or nomination for election by the Company's shareholders, was approved by a majority of the Directors then comprising the Incumbent Board, cease to constitute a majority of the Board of the Company as a result of the election of Board members pursuant to a contested election; (iii) the stockholders approve of a reorganization, merger or consolidation that results in the stockholders of the Company immediately prior to such reorganization, merger or consolidation owning less than 50% of the combined voting power of the Company; or (iv) the stockholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     If such provisions under the applicable Agreements were to have become operative on January 1, 1997, the Company would have been required to pay Messrs. Hathaway, Campanaro, Coppock and Etzweiler the following termination payments based on compensation information available at December 31, 1996:
$2,062,904, $1,063,523, $976,553, and $1,063,523, respectively.

     On September 26, 1988, the Company entered into an agreement with Mr. Hathaway which provides that for purposes of calculating his retirement benefits, his years of service will be deemed to have commenced June 20, 1966.

     Except as set forth in "Directors' Compensation" herein, to the knowledge of the Company, the only other transactions or proposed transactions since the beginning of the last fiscal year to which the Company has been a party and in which any Director, Named Executive or person nominated as a Director has had any interest, direct or indirect, have been transactions in the ordinary course of business consisting principally of the use of certain banks, as depositories and trustees under several of the pension plans of the Company, in which certain Directors were interested as Directors or stockholders but did not receive any material benefit as a result of the transactions. The terms and conditions of such transactions were on a basis no less favorable than obtainable from other sources for the same services rendered.

DIRECTORS' COMPENSATION

     Directors of the Company currently receive compensation of $24,000 per year plus $1,000 for participation at each meeting of the Board and $900 for each committee meeting. Directors who are chairmen of Board committees receive additional compensation of $3,000 per year. Certain Directors also receive compensation for special services in their capacity as Director at the rate of $900 per day.

     Members of the Board who are not officers or employees of the Company or its divisions or subsidiary companies ("Outside Directors") are eligible to receive grants of nonqualified stock options. Individuals who are Outside Directors on the first business day of May of each year will automatically be granted on that date a nonqualified stock option to purchase 1,000 shares (2,000 shares post-split) of the Company's common stock at a price equal to the market value on the date of grant. The Compensation Committee has no discretion as to the eligibility, exercise price or size of awards to Outside Directors. On May 1, 1996, the Company granted stock options in the amount of 1,000 each (2,000 post-split) to the Outside Directors. The options permit the holders to purchase shares at the price of $69.3750 per share ($34.6875 post-split), exercisable in whole or in part commencing one year after the date of grant and expiring on April 30, 2006.

     The Company had previously maintained a non-qualified pension plan for Directors ("Directors' Retirement Plan"). In August 1996, the Board terminated the Directors' Retirement Plan effective December 31, 1996 with respect to all current and future Directors. The benefit obligations which had accrued as of that termination date were paid out to the respective Directors in February 1997. At the election of each Director, the payment was in the form of cash, phantom stock under the Deferred Compensation Plan, a donation to a charitable contribution fund, or a combination of those alternatives. The terms of the Directors' Retirement Plan provided that members of the Board who were not eligible for pension benefits resulting from employment with the Company would be eligible after completion of five (5) years of service as a Director to receive pension benefits upon retirement from the Board. A monthly pension benefit equal to 60% of the monthly director's retainer in effect at the time of retirement was to be paid to the Director for a period of months equal to the number of whole months of his service as a Director of the Company up to a maximum of one hundred twenty (120) months. The monthly retainer does not include meeting fees, chairmanship increments and fees. Directors who are actively employed by the Company receive no additional compensation for serving as Directors and by policy, the Company does not pay consulting or professional service fees to Directors.

NOMINATING COMMITTEE

     The Nominating Committee recommends periodically to the Board prospective Director candidates in light of resignations, retirements, or other changes in the composition of the Board; proposes to the Board by January of each year a slate of Directors for submission to the stockholders at the Annual Meeting; and represents the Board in discussions with prospective Director candidates. At the present time, the Nominating Committee will accept nominations only from Directors and Officers of the Company. The Nominating Committee met two times in 1996.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee administers the Company's executive compensation policies and programs. The Committee also advises the Board concerning election of officers and executive salaries, and reviews and consults with appropriate members of management with respect to organizational matters. Areas of responsibility include, but are not necessarily limited to, planning for management succession at the corporate and divisional level, particularly in senior executive ranks, recommending to the Board the annual base salary of corporate officers and division presidents, authorizing awards under the Incentive Compensation Plan and advising the Board regarding the institution or amendment of any incentive or contingent compensation plan applicable to officers of the Company. The Management Development and Compensation Committee met seven times in 1996. For additional information regarding the policies and mission of the Compensation Committee see the "Board Compensation Committee Report on Executive Compensation" which appears on page 7 of this Proxy Statement.

AUDIT COMMITTEE

     The Audit Committee meets with members of management, the independent accountants and internal auditors and reviews and approves the scope of audit and non-audit services, reviews the results of the annual audit and any accounting or disclosure questions, if any, encountered in the course of the annual audit and reviews the adequacy of internal controls. The Audit Committee met four times in 1996.

INCREASE IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Restated Certificate of Incorporation of the Company provides for a capitalization of 4,000,000 shares of Preferred Stock, par value $1.25 per share (none of which is outstanding), and 70,000,000 shares of Common Stock, par value
$1.25 per share, of which                shares were issued and outstanding as
of March 6, 1997,                shares of which were held by the Company in
treasury, and           authorized, but unissued shares. As of March 6, 1997,
       shares were reserved for outstanding stock options under the Company's 1986 Stock Option Plan, 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors' Stock Plan.

     At a meeting held on January 28, 1997, the Board of Directors approved and recommended to the stockholders the adoption of an amendment to the Restated Certificate of Incorporation which would increase the number of authorized shares of Common Stock to 150,000,000 shares. The increase will be effected by amending the introductory paragraph of Article "FOURTH" of the Corporation's Restated Certificate of Incorporation. The full text of the proposed Amendment is set forth in Exhibit A.

     The Board of Directors of the Company believes that it is advisable and in the best interest of the Company and its stockholders to have available authorized, but unissued, shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law or regulatory agencies or stock exchange rules), for any proper corporate purpose, including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financings and equity financings. No stockholder of the Company has any preemptive rights regarding future issuance of any shares of Common Stock. There are presently no plans, arrangements, commitments or understandings for issuing any of such shares other than pursuant to the Company's employee benefit plans. However, the Company continuously reviews opportunities to acquire properties or enterprises some of which might involve the issuance of shares of Common Stock.

     Although not so intended by the Board of Directors, one of the possible effects of the proposed Amendment would be to increase the number of authorized, but unissued shares of Common Stock which could be issued at a time or in a manner so as to render more difficult or to discourage a merger, tender offer, proxy contest or attempt at assumption of control by a stockholder whether or not such action is in the best interests of the Company and its stockholders. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, diluting the interest of a party attempting to obtain control of the Company.

     While the proposed Amendment described above is not intended to have an anti-takeover effect, stockholders may wish to consider that the Company's Restated Certificate of Incorporation and By-laws already contain certain provisions which may be regarded as having possible anti-takeover effects, including, among others, the Company's classified Board of Directors, advance stockholder notification provisions, anti-green mail provision, super majority vote provisions and minimum fair price provision.

     Also, the Board of Directors has adopted a Shareholder Rights Plan that entitles holders of the Common Stock to the right to purchase shares of a new series of Preferred Stock. In the event of certain non-negotiated takeover attempts, these rights entitle holders to buy stock in the surviving company at half the market price, thus encouraging anyone seeking takeover of the Company to first negotiate with the Board.

     The Board of Directors has no knowledge of any present effort to accumulate the Company's Common Stock or to obtain control of the Company by means of merger, tender offer, solicitation in opposition to management or otherwise. The proposal described above is not being recommended as a response to any specific effort of which the Company is aware to accumulate the Company's Common Stock or to obtain control of the Company.

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is required for the adoption of the proposed Amendment. If approved, the Amendment will become effective upon filing as required by Delaware law.

     The Board of Directors unanimously recommends that the Stockholders vote FOR the proposal.

APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has designated Coopers & Lybrand L.L.P., as independent accountants of the Company's accounts for the fiscal year ending December 31, 1997, subject to stockholder approval. This firm has audited the accounts of the Company and its predecessors since 1929. Although neither the Certificate and By-laws nor the General Corporation Law of the State of Delaware, the State of incorporation, requires the election or approval of the selection of independent accountants, the Board of Directors desires that the selection of independent accountants be approved by the stockholders. Such designation of Coopers & Lybrand L.L.P. will be submitted to the Annual Meeting for confirmation or rejection and, in the absence of contrary direction, it is intended that Proxies in the accompanying form will be voted in favor of confirmation. A representative of Coopers & Lybrand L.L.P. will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

     If this proposal is not approved by a majority of the shares entitled to vote at the Annual Meeting present in person or by proxy, the appointment of the independent accountants will be reevaluated by the Board of Directors. However, because of the difficulty and expense of making any substitution of accountants so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending December 31, 1997, will be permitted to stand unless the Board finds other good reasons for making a change. The Board will then make an independent business judgment as to whether to seek new independent accountants for the fiscal year ending 1998.

     The Audit Committee of the Company's Board of Directors, at its meeting held on August 27, 1996, reviewed and approved the fee estimate for the annual audit of the Company's fiscal 1996 financial statements and, taking into consideration the possible effect of non-audit services on the accountants' independence, also approved the type of non-audit services to be rendered in such year.

     The Board of Directors unanimously recommends that the stockholders vote FOR this proposal.

OTHER MATTERS

     The cost of this solicitation of Proxies will be borne by the Company. In addition to solicitation by use of mail, employees of the Company may solicit Proxies personally or by telephone or facsimile but will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send Proxies and Proxy materials to their principals and the Company may reimburse them for their expense in so doing. The Company has retained Morrow & Co. to assist in the solicitation at a cost that is not expected to exceed $8,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT
1998 ANNUAL MEETING

     If a stockholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Stockholders, such proposal must be received at the executive offices of the Company no later than November 27, 1997, to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

HARSCO CORPORATION

/S/ Paul C. Coppock
---------------------
Paul C. Coppock
Senior Vice President,
Chief Administrative Officer,
General Counsel and Secretary
March 27, 1997

                                                                       EXHIBIT A

                               HARSCO CORPORATION
                             PROPOSED AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION

     RESOLVED, that the Restated Certificate of Incorporation of Harsco Corporation, as heretofore amended, be, and the same hereby is, further amended by deleting the introductory paragraph of Article FOURTH thereof and substituting, in lieu thereof, the following:

          "FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 154,000,000 shares, of which 4,000,000 shares are to be Preferred Stock of the par value of $1.25 per share and 150,000,000 shares are to be Common Stock of the par value of $1.25 per share."

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J.I. Scheiner, A.J. Sordoni, III and R.C. Wilburn proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side and otherwise in their discretion, all the shares of stock of Harsco Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 30, 1997 or any adjournment hereof.


      (Continued, and to be marked, dated and signed on the other side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE





                                Annual
                                Meeting of
LOGO                            Stockholders


                                April 30, 1997 10:00 a.m.

                                The Radisson Penn Harris
                                Hotel and Convention Center
                                Routes 11 and 15 at Erford Road
                                Camp Hill, Pennsylvania

                                                                                                              Please mark
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED              your choice
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2                             as  [X]
AND 3. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.                                                 indicated in
                                                                                                              this example
ELECTION OF DIRECTORS                   NOMINEES: D. C. Hathaway, R. F. Nation and     2. Adoption of a proposed amendment to
                                        N. H. Prater                                      Article FOURTH or the Restated
                                                                                          Certificate of Incorporation of the
                                                                                          Company.
FOR all nominees
 listed to the          WITHHOLD
      right             AUTHORITY        (INSTRUCTION: To withhold authority to vote
   (except as        to vote for all     for any individual nominee, write that
  marked to the    nominees listed to    nominee's name in the space provided
    contrary)           the right        below.)                                              FOR       AGAINST     ABSTAIN

      [ ]                  [ ]                                                                 [ ]         [ ]         [ ]
                                         -------------------------------------------
Appointment of Coopers & Lybrand L.L.P. as the
  independent accountants of the Corporation.

     FOR        AGAINST      ABSTAIN                                          Please sign exactly as name appears to the left.
     [ ]          [ ]          [ ]                                            When shares are held by joint tenants, both should
                                                                              sign. When signing as attorney, executor,
                                                                              administrator, trustee or guardian, please give full
                                                                              title as such. If a corporation, please sign in full
                                                                              corporate name by President or other authorized
                                                                              officer. If a partnership, please sign in
                                                                              partnership name by authorized person.

                                                                              Dated: ---------------------------------------, 1997

                                                                              ---------------------------------------------------
                                                                                                 (Signature)

                                                                              ---------------------------------------------------
                                                                                          (Signature if held jointly)

                                                                              PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                              USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            O FOLD AND DETACH HERE O

                                 ANNUAL MEETING
                                       OF
                        HARSCO CORPORATION STOCKHOLDERS

                            WEDNESDAY APRIL 30, 1997
                                   10:00 A.M.
                            THE RADISSON PENN HARRIS
                          HOTEL AND CONVENTION CENTER
                        ROUTES 11 AND 15 AT ERFORD ROAD
                            CAMP HILL, PENNSYLVANIA